Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Provides Update on Mt. Todd Feasibility Study Status and Reports Results from Ongoing Drilling at the Guadalupe de los Reyes Gold/Silver Project

Denver, Colorado,  March 30, 2012 - Vista Gold Corp. (TSX & NYSE Amex Equities: VGZ) (“Vista” or the “Company”) today provided an update on the status of the anticipated definitive feasibility study for Vista’s Mt. Todd gold project in Northern Territory, Australia, and reported results for the ongoing drilling program at its Guadalupe de los Reyes gold/silver project in Sinaloa, Mexico.

Mt. Todd Feasibility Study

Previously, Vista announced that it was targeting release of the results of a definitive feasibility study for its Mt. Todd gold project before the end of the first quarter of 2012 or shortly thereafter.  Due to a longer than expected process to finalize capital and operating costs for the process facility, Vista now expects to release the feasibility study towards the middle of the second quarter of 2012.  All portions of the feasibility study are substantially complete except for the final capital and operating costs for the process facility.  In general, we are anticipating some escalation of operating costs due to industry-wide pressures from increased labor and fuel costs and changes in foreign exchange rates.  The estimated capital costs for the Mt. Todd gold project, however, appear to be in line with our previous expectations.

Vista’s President and CEO, Fred Earnest, commented, “We are working very hard with the process engineers and our independent review team to finalize the Mt. Todd feasibility study and we will release it as soon as it is complete.  Meanwhile, we continue to make excellent progress with our ongoing drilling program at the Mt. Todd gold project and have recently increased the scope of the program based on early results.  As a result of the additional drilling, we now expect to release an updated mineral resource estimate in the third quarter of 2012 and, as we have previously announced, will continue to advance work on the feasibility of a larger plant (nominal capacity in the range of 40-45,000 tonnes per day) with the objective of optimizing the mine life and further enhancing the project economics.”

Guadalupe de los Reyes Drilling Program

Vista currently has two core drills running at its Guadalupe de los Reyes gold/silver project in Sinaloa, Mexico, with the objectives of confirming and upgrading the existing mineral resource estimate, obtaining core for metallurgical test work, and providing additional information in support of a preliminary economic assessment for the project.

Assays have been received from ten additional holes; three from the Guadalupe vein and seven from the El Zapote vein.  The deeper intercepts from the Guadalupe vein continue to return high grade gold-silver mineralization.  The results from the drilling in the El Zapote vein system are also encouraging and confirm the presence of strong mineralization in the near-surface stockwork veining previously defined by reverse circulation drilling by prior operators.

The results are summarized on the following table.  The equivalent gold grade (“EqAu”) was calculated using a metal price ratio of 60:1; 60 g Ag equals 1 g EqAu.

Drill		INTERVAL		INCLUDING		Composite	Thickness	Au	Ag
Hole	Target Zone	From	To	From	To	Cutoff (g/t)	(m)	g/t	g/t	EqAu
12GV-03	Guadalupe Vein Zone	128.5	137.5			0.4	9.0	1.63	111	3.5
12GC-01	Guadalupe Vein Zone	167.6	169.8			0.4	2.2	4.46	237	8.4
				168.4	169.8	1.0	1.4	6.55	328	12.0
12GL-01	Guadalupe Vein Zone	36.6	53.1			0.4	16.5	2.40	158	5.0
				37.6	51.5	1.0	13.9	2.75	182	5.8
		85.4	89.7			0.4	4.3	2.30	59.6	3.3
		93.8	96.6			0.4	2.8	1.58	35.1	2.2
		108.8	110.5			0.4	1.7	1.35	49.5	2.2
		149.5	150.7			0.4	1.2	3.78	207	7.2
12ZAP-02	El Zapote	67.5	70.4			1.0	2.9	1.10	23.8	1.5
12ZAP-03	El Zapote	21.9	23.0			0.4	1.1	0.85	8.7	1.0
		49.0	52.0			0.4	3.0	2.13	22.1	2.5
		94.6	98.3			0.4	3.7	0.92	18.7	1.2
12ZAP-04	El Zapote	93.0	95.0			0.4	2.0	0.47	5.6	0.6
		114.1	116.6			0.4	2.5	0.40	14.0	0.6
		120.6	141.1			0.4	20.5	0.65	11.6	0.8
12ZAP-05	El Zapote	83.9	98.8			0.4	14.9	2.39	41.6	3.1
				94.1	98.8	1.0	4.7	4.72	56.3	5.6
				96.0	97.9	4.0	1.9	8.15	70.3	9.3
12ZAP-06	El Zapote	5.4	26.2			0.4	20.8	4.99	55.3	5.9
				5.4	15.4	1.0	10.0	7.30	58.8	8.3
				19.5	26.2	1.0	6.7	4.16	61.2	5.2
12ZAP-07	El Zapote	5.9	30.6			0.4	24.7	2.62	45.8	3.4
				5.9	23.9	1.0	18.0	3.40	53.1	4.3
		33.6	38.9			0.4	5.3	2.07	51.5	2.9
12ZAP-08	El Zapote	33.7	36.6			0.4	2.9	2.67	26.9	3.1
		41.5	48.8			0.4	7.3	5.64	40.1	6.3
		51.8	56.3			0.4	4.5	5.43	45.1	6.2

All results are from diamond core holes. Interpreted vein orientation and approximate true width are illustrated on the cross sections on our website. A drill hole location map, together with sections showing the drill hole results and the relationship between the stockwork and low-sulfidation epithermal veins can be found on our website at
http://vistagold.com/guadalupe.php?subpage=figures_adr2.

Commenting on the results from Guadalupe de los Reyes, Mr. Earnest stated, “The results of the drilling in El Zapote continue to confirm the results of previously completed reverse circulation drilling and are giving us a much better understanding of the structural controls of the mineral resource.  With the results of this program we expect to be able to further refine the geologic interpretations for the project area.  After we complete the mineral resource confirmation phase of drilling and have sufficient confidence in our geologic model and the project’s economic potential, we expect to commence a second phase of deeper drilling to test the potential for higher-grade narrow veins underlying the stockwork that hosts the presently estimated mineral resource.”

Core was logged, photographed, and sampled by contractors of Vista under the supervision of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”).  Samples were shipped to the ALSChemex sample prep lab in Hermosillo, Mexico.  Prepared sample pulps were shipped by ALSChemex to its assay lab in Vancouver.  Commercial standards and blanks were submitted routinely with each batch of samples.  Gold was analyzed using a 50 gram fire assay with an atomic absorption spectroscopy (“AAS”) finish.  Silver was initially analyzed using a 41 element ICP analysis using a four acid digestion.  Silver assays greater than 100 g/t were re-assayed using a 50 gram fire assay with a gravimetric finish and these results replaced the

AAS finish. An ongoing quality control/quality assurance protocol is employed in the program that includes standards and blanks in every batch of assays.  Check assays were conducted on every 20th sample by a second independent laboratory.  Sampling, sample custody, preparation and assaying were completed in compliance with NI 43-101 standards.

Mr. Frank Fenne has approved the scientific and technical information disclosed in this press release.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has recently granted Invecture Group, S.A. de C.V. a right to earn a 60% interest in the Concordia gold project in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the timing, completion and results of a feasibility study at the Mt. Todd gold project (including increased operating costs), the timing and completion of an updated mineral reserve and resource estimate at the Mt. Todd gold project, the advancement of a feasibility study to evaluate a larger plant at the Mt. Todd gold project, the expectation to further refine geological interpretations at the Guadalupe de los Reyes gold/silver project, the timing and results of the second phase drilling program at the Guadalupe de los Reyes gold/silver project, the potential for high grade gold-silver mineralization at the Guadalupe de los Reyes gold/silver project, the location of the intercepts in the Guadalupe vein in comparison to the productive zone and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking information and the forward-looking information contained in this press release include the following: results of feasibility studies, mineral resource and reserve estimates, exploration and assay results, terms and conditions of our agreements with contractors and our approved business plan.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of anticipated drilling activities at the Mt. Todd gold project and the Guadalupe de los Reyes gold/silver project, risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101.  NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release uses the terms “mineral reserve” and “mineral resource.”  We advise U.S. investors that while these terms are recognized by Canadian regulations, these terms are not a defined term under the United States Securities and Exchange Commission’s (the “SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of these mineral resources will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.